UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2004

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2231986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4295 San Felipe Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2004, Prosperity Bancshares, Inc., a Texas corporation (“Prosperity”), the parent company of Prosperity Bank, El Campo, Texas, and First Capital Bankers, Inc., a Texas corporation (“First Capital”), the parent company of FirstCapital Bank, ssb, Corpus Christi, Texas, entered into an Agreement and Plan of Reorganization (the “Agreement”) pursuant to which First Capital will merge with and into Prosperity.

Under the terms of the Agreement, First Capital shareholders will receive 1.6288 shares of Prosperity common stock for each share of First Capital stock held, subject to adjustment. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the shareholders of First Capital and Prosperity. The merger is currently expected to be completed in the first quarter of 2005.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this current report on Form 8-K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits. The following is filed as an exhibit to this current report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization by and between Prosperity Bancshares, Inc. and First Capital Bankers, Inc. dated as of October 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: October 27, 2004	By:	/s/ Dan Rollins
Dan Rollins
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization by and between Prosperity Bancshares, Inc. and First Capital Bankers, Inc. dated as of October 25, 2004.